Exhibit 99.1

CSS Industries, Inc. Reports Results of Operations for the Three and Six Months Ended September 30, 2013

PHILADELPHIA--(BUSINESS WIRE)--October 29, 2013--CSS Industries, Inc. (NYSE:CSS) announced today its results of operations for the three and six months ended September 30, 2013. As previously announced, the Company divested the Halloween portion of its Paper Magic Group, Inc. business during the second quarter of fiscal 2013. Halloween sales in the three and six months ended September 30, 2012 totaled approximately $19,089,000 and $27,930,000, respectively. Due to the divestiture, this level of sales did not recur in fiscal 2014. The Company’s fiscal year ends on March 31. References to a particular fiscal year refer to the fiscal year ending in March of that year. For example, “fiscal 2014” refers to the fiscal year ending March 31, 2014.

Sales for the second quarter of fiscal 2014 decreased to $112,487,000 from $133,485,000 in the second quarter of fiscal 2013. Approximately $18,440,000 of the lower sales level is due to the divestiture of the Halloween business as discussed above, with the balance of the lower sales level primarily due to lower sales of All Occasion stationery products. Income from continuing operations before income taxes for the second quarter of fiscal 2014 was $16,040,000 compared to $12,259,000 in the second quarter of fiscal 2013. Results in the second quarter of fiscal 2013 include a pretax loss of $4,695,000 relating to the Halloween business. This loss was comprised of $2,069,000 of income from Halloween operations prior to the divestiture offset by $6,764,000 of charges incurred as a result of the divestiture. Income from continuing operations for the second quarter of fiscal 2014 was $10,846,000, or $1.14 per diluted share, versus $6,840,000, or $0.71 per diluted share, in the second quarter of the prior fiscal year. Results in the second quarter of fiscal 2013 include a net loss of $3,880,000, or $0.40 per diluted share, relating to the Halloween business. Net income for the second quarter of fiscal 2014, including discontinued operations, was $10,958,000, or $1.16 per diluted share, versus $6,921,000, or $0.72 per diluted share, in the second quarter of fiscal 2013. Results for the second quarter of fiscal 2014 and 2013 excluding income from Halloween operations prior to the divestiture and charges incurred as a result of the divestiture are detailed in the charts below.

Second Quarter of Fiscal 2014		Halloween Impact		Non GAAP
	As Reported	Operations	Charges	Results
Income from continuing operations before income taxes	$16,040,000	$131,000	$-	$16,171,000
Income tax expense	5,194,000	48,000	-	5,242,000
Income from continuing operations	10,846,000	83,000	-	10,929,000
Diluted net income per common share - continuing operations	$1.14	$0.01	$-	$1.15

Second Quarter of Fiscal 2013		Halloween Impact		Non GAAP
	As Reported	Operations	Charges	Results
Income from continuing operations before income taxes	$12,259,000	$(2,069,000)	$6,764,000	$16,954,000
Income tax expense	5,419,000	(717,000)	1,532,000	6,234,000
Income from continuing operations	6,840,000	(1,352,000)	5,232,000	10,720,000
Diluted net income per common share - continuing operations	$0.71	$(0.14)	$0.54	$1.11

Sales for the first six months of fiscal 2014 decreased to $159,604,000 from $194,552,000 in the first six months of fiscal 2013. Approximately $26,764,000 of the lower sales level is due to the divestiture of the Halloween business as discussed above, with the balance primarily due to lower sales of All Occasion stationery products. Income from continuing operations before income taxes for the first six months of fiscal 2014 was $13,469,000 compared to $10,926,000 in the first six months of fiscal 2013. Results in the first six months of fiscal 2013 include a pretax loss of $4,129,000 relating to the Halloween business. This loss was comprised of $2,635,000 of income from Halloween operations prior to the divestiture offset by $6,764,000 of charges incurred as a result of the divestiture. Income from continuing operations for the first six months of fiscal 2014 was $9,179,000, or $0.96 per diluted share, versus $5,973,000, or $0.62 per diluted share, in the first six months of the prior fiscal year. Results in the first six months of fiscal 2013 include a net loss of $3,510,000, or $0.37 per diluted share, relating to the Halloween business. Net income for the first six months of fiscal 2014, including discontinued operations, was $9,291,000, or $0.98 per diluted share, versus $6,017,000, or $0.63 per diluted share, in the first six months of fiscal 2013. Results for the first six months of fiscal 2014 and 2013 excluding income from Halloween operations prior to the divestiture and charges incurred as a result of the divestiture are detailed in the charts below.

First Half of Fiscal 2014		Halloween Impact		Non GAAP
	As Reported	Operations	Charges	Results
Income from continuing operations before income taxes	$13,469,000	$216,000	$-	$13,685,000
Income tax expense	4,290,000	79,000	-	4,369,000
Income from continuing operations	9,179,000	137,000	-	9,316,000
Diluted net income per common share - continuing operations	$0.96	$0.01	$-	$0.98

First Half of Fiscal 2013		Halloween Impact		Non GAAP
	As Reported	Operations	Charges	Results
Income from continuing operations before income taxes	$10,926,000	$(2,635,000)	$6,764,000	$15,055,000
Income tax expense	4,953,000	(913,000)	1,532,000	5,572,000
Income from continuing operations	5,973,000	(1,722,000)	5,232,000	9,483,000
Diluted net income per common share - continuing operations	$0.62	$(0.18)	$0.54	$0.99

CSS is a consumer products company primarily engaged in the design, manufacture, procurement, distribution and sale of seasonal and all occasion social expression products, principally to mass market retailers. These seasonal and all occasion products include decorative ribbons and bows, boxed greeting cards, gift tags, gift wrap, gift bags, gift boxes, gift card holders, decorative tissue paper, decorations, classroom exchange Valentines, floral accessories, Easter egg dyes and novelties, craft and educational products, stickers, memory books, stationery, journals, note cards, infant and wedding photo albums, scrapbooks, and other gift items that commemorate life’s celebrations.

This press release includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on the beliefs of the Company’s management as well as assumptions made by and information currently available to the Company’s management as to future events and financial performance with respect to the Company’s operations. Forward-looking statements speak only as of the date made. The Company undertakes no obligation to update any forward-looking statements to reflect the events or circumstances arising after the date as of which they were made. Actual events or results may differ materially from those discussed in forward-looking statements as a result of various factors, including without limitation, general market and economic conditions; increased competition (including competition from foreign products which may be imported at less than fair value and from foreign products which may benefit from foreign governmental subsidies); increased operating costs, including labor-related and energy costs and costs relating to the imposition or retrospective application of duties on imported products; currency risks and other risks associated with international markets; risks associated with acquisitions, including acquisition integration costs and the risk that the Company may not be able to integrate and derive the expected benefits from such acquisitions; the risk that customers may become insolvent, may delay payments or may impose deductions or penalties on amounts owed to the Company; costs of compliance with governmental regulations and government investigations; liability associated with non-compliance with governmental regulations, including regulations pertaining to the environment, Federal and state employment laws, and import and export controls and customs laws; and other factors described more fully in the Company’s annual report on Form 10-K for the fiscal year ended March 31, 2013 and elsewhere in the Company’s filings with the Securities and Exchange Commission. As a result of these factors, readers are cautioned not to place undue reliance on any forward-looking statements included herein or that may be made elsewhere from time to time by, or on behalf of, the Company.

CSS’ consolidated results of operations for the three and six months ended September 30, 2013 and 2012 and condensed consolidated balance sheets as of September 30, 2013, March 31, 2013 and September 30, 2012 follow:

CSS INDUSTRIES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

(In thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	September 30,		September 30,
	2013	2012	2013	2012

Sales	$112,487	$133,485	$159,604	$194,552

Costs and expenses
Cost of sales	75,760	92,654	108,418	136,523
Selling, general and administrative expenses	20,675	22,854	37,679	41,424
Disposition of product line, net	-	5,798	-	5,798
Interest expense (income), net	50	(14)	70	(67)
Other income, net	(38)	(66)	(32)	(52)
	96,447	121,226	146,135	183,626

Income from continuing operations before income taxes	16,040	12,259	13,469	10,926

Income tax expense	5,194	5,419	4,290	4,953

Income from continuing operations	10,846	6,840	9,179	5,973

Discontinued operations, net of tax	112	81	112	44

Net income	$10,958	$6,921	$9,291	$6,017

Net income per common share
Basic:
Continuing operations	$1.15	$0.71	$0.97	$0.62
Discontinued operations	$0.01	$0.01	$0.01	$0.00
Total (1)	$1.16	$0.72	$0.98	$0.63

Diluted:
Continuing operations	$1.14	$0.71	$0.96	$0.62
Discontinued operations	$0.01	$0.01	$0.01	$0.00
Total (1)	$1.16	$0.72	$0.98	$0.63

Weighted average shares outstanding
Basic	9,458	9,592	9,482	9,617
Diluted	9,486	9,621	9,527	9,620

Cash dividends per share of common stock	$0.15	$0.15	$0.30	$0.30

(1) Total net income per common share may not foot due to rounding.

CSS INDUSTRIES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	September 30,	March 31,	September 30,
	2013	2013	2012
	(Unaudited)	(Audited)	(Unaudited)
ASSETS

Current assets
Cash and cash equivalents	$37,094	$87,108	$9,843
Accounts receivable, net	100,925	43,133	123,336
Inventories	74,508	62,598	85,177
Deferred income taxes	3,863	4,520	3,810
Other current assets	14,076	13,073	14,297
Current assets of discontinued operations	-	2	126

Total current assets	230,466	210,434	236,589

PROPERTY, PLANT AND EQUIPMENT, NET	27,957	27,956	28,281

DEFERRED INCOME TAXES	3,915	3,974	219

OTHER ASSETS
Goodwill	14,522	14,522	14,522
Intangible assets, net	27,177	28,004	28,860
Other	4,143	4,290	6,636

Total other assets	45,842	46,816	50,018

Total assets	$308,180	$289,180	$315,107

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Accrued customer programs	6,862	4,015	7,620
Other current liabilities	45,245	30,718	57,378
Current liabilities of discontinued operations	389	644	724

Total current liabilities	52,496	35,377	65,722

LONG-TERM OBLIGATIONS	4,767	4,825	5,138

STOCKHOLDERS' EQUITY	250,917	248,978	244,247

Total liabilities and stockholders' equity	$308,180	$289,180	$315,107

CSS Industries, Inc.
Reconciliation of Certain Non-GAAP Measures
(Unaudited)
(in thousands, except per share amounts)

The following is a reconciliation and computation of income from continuing operations before income taxes, income from continuing operations and diluted income per share to exclude income from Halloween operations and charges incurred as a result of the divestiture of the Halloween portion of the Paper Magic Group, Inc. business:

	Three Months Ended September 30, 2013
				Diluted
	Income from			Income Per
	Continuing	Income	Income from	Share,
	Operations Before	Tax	Continuing	Continuing
	Income Taxes	Expense	Operations	Operations

As Reported	$16,040	$5,194	$10,846	$1.14
Included in selling, general and administrative	131	48	83	0.01
Non-GAAP Measurement	$16,171	$5,242	$10,929	$1.15

	Three Months Ended September 30, 2012
				Diluted
	Income from			Income Per
	Continuing	Income	Income from	Share,
	Operations Before	Tax	Continuing	Continuing
	Income Taxes	Expense	Operations	Operations

As Reported	$12,259	$5,419	$6,840	$0.71
Included in operating results	(2,069)	(717)	(1,352)	(0.14)
Included in cost of sales	966	354	612	0.06
Included in disposition of product line, net	5,798	1,178	4,620	0.48
Non-GAAP Measurement	$16,954	$6,234	$10,720	$1.11

	Six Months Ended September 30, 2013
				Diluted
	Income from			Income Per
	Continuing	Income	Income from	Share,
	Operations Before	Tax	Continuing	Continuing
	Income Taxes	Expense	Operations	Operations

As Reported	$13,469	$4,290	$9,179	$0.96
Included in selling, general and administrative	216	79	137	0.01
Non-GAAP Measurement	$13,685	$4,369	$9,316	$0.98

	Six Months Ended September 30, 2012
				Diluted
	Income from			Income Per
	Continuing		Income from	Share,
	Operations Before	Income Tax	Continuing	Continuing
	Income Taxes	Expense	Operations	Operations

As Reported	$10,926	$4,953	$5,973	$0.62
Included in operating results	(2,635)	(913)	(1,722)	(0.18)
Included in cost of sales	966	354	612	0.06
Included in disposition of product line, net	5,798	1,178	4,620	0.48
Non-GAAP Measurement	$15,055	$5,572	$9,483	$0.99

Management believes that presentation of results of operations adjusted for the affects of the disposition of the Halloween product line provides useful information to investors with respect to the Company’s operating results for the three- and six months ended September 30, 2013 and 2012 because it enhances comparability between the reporting periods.

CONTACT:
CSS Industries, Inc.
Vincent A. Paccapaniccia
Chief Financial Officer
215-569-9900